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                                                                    Exhibit 1(o)


                       ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement is made as of the ____ day of __________________, 2001, by and between INVESCO Funds Group, Inc. ("INVESCO"), and ______________________ ("________"), a ___________ corporation, collectively, the "Parties."

                                   WITNESSETH:
                                   -----------

         WHEREAS, INVESCO serves as the administrator for the INVESCO Variable Investment Funds, Inc. ( the "Company"); and

         WHEREAS, [INSURANCE COMPANY] has entered into an agreement, dated ___________________, with the Company and INVESCO (the " Fund Participation Agreement") pursuant to which INVESCO will make shares of certain of its Portfolios available to certain variable life insurance and/or variable annuity contracts offered by [INSURANCE COMPANY] through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Fund Participation Agreement; and

         WHEREAS, the Fund Participation Agreement provides that the Company will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Company's (or the Portfolios') prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract Owners") who have allocated any Contract value to a Portfolio; and

         WHEREAS, the Fund Participation Agreement provides that [INSURANCE COMPANY], at its expense, will provide various administrative and shareholder contact services with respect to prospective and actual Variable Contract Owners of [INSURANCE COMPANY]; and

         WHEREAS, the Fund Participation Agreement makes no provision for the rate at which each party shall incur expenses in connection with the servicing of Contract Owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract Owner inquiries regarding a Portfolio; and

         WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract Owners; and

         WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;
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         NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

         I.   Services Provided:
              ------------------

[INSURANCE COMPANY] agrees to provide services to the Company and INVESCO including the following:

a) responding to inquiries from [INSURANCE COMPANY] Contract Owners using one or more of the Portfolios as an investment vehicle regarding the services performed by [INSURANCE COMPANY] as they relate to INVESCO, the Company or its Portfolios;

b) providing information to INVESCO or the Company and to Contract Owners with respect to shares attributable to Contract Owner accounts;

c) communicating directly with Contract Owners concerning INVESCO or the Company's operations;

e) providing such similar services as INVESCO or the Company may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

         II.  Expense Allocations:
              --------------------

Subject to Section III hereof, and the provisions of Article IV of the Fund Participation Agreement, [INSURANCE COMPANY] or its affiliates shall initially bear the costs of the following:

a) printing and distributing all Fund Materials to be distributed to prospective Contract owners except as may otherwise be provided in the Fund Participation Agreement;

b) printing and distributing all sales literature or promotional material developed by [INSURANCE COMPANY] or its affiliates and relating to the Contracts;

c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement.

         III. Payment of Expenses:
              --------------------

In recognition of the substantial savings in administrative expenses to INVESCO and the Company by virtue of having a sole shareholder, [INSURANCE COMPANY], and having that shareholder be responsible for the servicing of the Contract Owners, INVESCO will pay an administrative service fee to [INSURANCE COMPANY], as described below:

a) INVESCO shall pay to [INSURANCE COMPANY] an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by [INSURANCE COMPANY], at the annual rate of (REDACTED) on the aggregate net assets placed by [INSURANCE COMPANY] in the
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         INVESCO VIF Funds designated in Schedule B of the Fund Participation
         Agreement, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by [INSURANCE COMPANY] pursuant to Section II hereof. The payment of the Quarterly Fee shall commence on the date first indicated above.

b) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of [INSURANCE COMPANY] in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by another Party in good faith.

c)       This Agreement shall not modify any of the provisions of Article IV or
         Article VI of the Fund Participation Agreement, but shall supplement those provisions.

         IV.  Term of Agreement:
              ------------------

This Agreement shall continue in effect for so long as [INSURANCE COMPANY] or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Company or its portfolios, and continues to perform in a similar capacity for the Company and INVESCO.

         V.   Indemnification:
              ----------------

(a) [INSURANCE COMPANY] agrees to indemnify and hold harmless the Company and INVESCO, and their officers, employees, and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of [INSURANCE COMPANY] under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company or INVESCO in the performance of its duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

(b) The Company and INVESCO agree to indemnify and hold harmless [INSURANCE COMPANY] and its officers, employees, and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company or INVESCO under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of [INSURANCE COMPANY] in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

         VI.  Notices:
              --------

Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, CO 80237
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Attn: Ronald L. Grooms - Senior Vice President
FAX: 303 930-6541

[INSURANCE COMPANY]

_____________________________

_____________________________

_____________________________


         VII.  Applicable Law:
               ---------------

Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

         VIII. Execution in Counterparts:
               --------------------------

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

         IX.   Severability:
               -------------

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

         X.    Rights Cumulative:
               ------------------

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

         XI.   Headings:
               ---------

The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

INVESCO Funds Group, Inc.                  [INSURANCE COMPANY]



By: _____________________________          By: ________________________________
Ronald L. Grooms                           Name: ______________________________
Senior Vice President & Treasurer          Title:______________________________
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INVESCO Variable Investment Funds, Inc.


By: ______________________________
Ronald L. Grooms
Treasurer
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                                                               Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable, Fixed and Market Value Adjusted Deferred Annuity Contract

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-22389) of our report dated March 23, 2001, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Chicago, Illinois
April 24, 2001